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                                                                   EXHIBIT 23(b)


                        Consent of Independent Auditors

The Board of Directors
GE Life and Annuity Assurance Company:

We consent to the use of our report included herein.

Our report on the consolidated financial statements of GE Life and Annuity Assurance Company and subsidiary dated January 22, 2001, contains an explanatory paragraph that states that the Company changed its method of accounting for insurance-related assessments in 1999.


/s/ KPMG LLP


Richmond, VA
January 11, 2002